CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Urstadt Biddle Properties Inc.'s Registration Statement on Form S-3 (No. 33-84774)of our report dated April 26, 2002 included in Urstadt Biddle Properties Inc.'s Current Report on Form 8-K dated June 7, 2002.






                                       Friedman Alpren & Green LLP

New York, New York
June 7, 2002
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